Exhibit 23.3

Consent of KPMG LLP

Independent Registered Public Accounting Firm

The Board of Directors

RLJ Entertainment, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

McLean, Virginia

June 3, 2016